Exhibit 99.1

For Immediate Release

Cleantech Solutions International Reports Second Quarter 2015 Results

●	Revenues were $15.2 million with net income of $1.2 million, or $0.31 per basic and diluted share

Wuxi, Jiangsu Province, China – August 14, 2015 – Cleantech Solutions International, Inc. (“Cleantech Solutions” or “the Company”) (NASDAQ: CLNT), a manufacturer of metal components and assemblies used in various clean technology and manufacturing industries and textile dyeing and finishing machines, and, since the first quarter of 2015, the petroleum and chemical industries, today announced its financial results for the three and six months ended June 30, 2015.

“In the second quarter of 2015, economic conditions in China impacted capital spending, particularly in our forged rolled rings and related products business, which saw a significant drop in revenue during the quarter. Sales in our dyeing equipment segment also declined, as concerns regarding the ability of some of our customers to make timely payments caused us to delay shipment of certain orders. We also experienced softer demand for our low-emission airflow dyeing machines, as many of our customers upgraded to new models last year,” said Mr. Jianhua Wu, Chairman and CEO of Cleantech Solutions. “Sales to customers in the petroleum and chemical equipment, particularly the major contract we received from a large state-owned enterprise for parts and equipment to be used on a major chemical project in Xinjiang, made a meaningful contribution to revenue and partially offset the sales decline in other segments. We remained profitable, generated positive cash flow and closed the quarter with a stronger balance sheet.”

Second Quarter 2015 Results

Revenue for the second quarter of 2015 decreased by 13.3% to $15.2 million, compared to $17.5 million for the same period of 2014.

The Company experienced lower sales of forged rolled rings and related components to customers in the wind power and other industries and to dyeing and finishing equipment customers compared to the comparable quarter last year. These decreases were partially offset by sales of equipment to customers in the petroleum and chemical industries.

●	Revenue from the sale of forged rolled rings and related products to the wind power and other industries fell by 61.8% to $3.0 million, compared with $7.9 million for the comparable period of the prior year. Fluctuations in overall capital expenditures in China, lower oil and coal prices and the availability of credit are adversely affecting customer demand.

●	Revenue from the dyeing and finishing equipment segment decreased by 11.0% to $8.6 million, compared to $9.7 million for the second quarter of 2014. In order to reduce business risk, the Company postponed shipments of low-emission airflow dyeing machines to certain customers who were behind in payments. In addition, the Company experienced softer demand for its low-emission airflow dyeing machines in the first half of 2015, as many of its customers had upgraded to new models in 2014 and did not require additional equipment in 2015.

●	The Company generated $3.6 million in revenues from sales of equipment to customers in the petroleum and chemical industries during the second quarter, particularly a large state-owned enterprise, which generated revenue of approximately $3.1 million, or 87.7% of the petroleum and chemical segment revenue for the second quarter of 2015. This new business segment began shipping orders in the first quarter of 2015.

Gross profit for the second quarter of 2015 decreased by 34.1% to $2.7 million, compared to $4.1 million for the same period in 2014. Gross margin was 17.7% during the second quarter of 2015 compared to 23.3% for the same period a year ago. The decline in gross margin for the second quarter of 2015 was primarily attributable to (i) the reduced scale of operations resulting from lower revenues, including the allocation of fixed costs mainly consisting of depreciation, to cost of revenues in the forged rolled rings and related products and dyeing and finishing equipment segments combined with a slight increase in labor costs, and (ii) the production of new styles of dyeing and finishing machines and (iii) the contribution of revenue from the sale of equipment to customers in the petroleum and chemical industries, which currently has a low gross margin because the Company is a new entrant to this market and is offering lower prices to attract customers.

Operating expenses decreased 6.0% to $1.0 million, compared to $1.1 million in the comparable period last year. The decrease was primarily due to lower selling, general and administrative expenses, partially offset by an increase in depreciation expenses related to new office equipment, furniture and other improvements which the Company started depreciating in 2014.

Operating income was $1.7 million, compared to operating income of $3.0 million in the same period of 2014. Operating margin was 11.2% compared to 17.3% in the same period of 2014.

EBITDA, a non-GAAP measurement, which adds to net income interest expense, income tax, depreciation and amortization, was $3.8 million, compared to $5.2 million in the second quarter of 2014. The calculation of EBITDA is shown in a table following the financial statements.

Net income for the second quarter of 2015 was $1.2 million, or $0.31 per basic and diluted share, compared to net income of $2.2 million, or $0.61 per basic and diluted share, in the second quarter of 2014.

Six Month Results

For the six months ended June 30, 2015, revenue was $30.8 million compared to $35.2 million in the first half of 2014. Gross profit was $5.8 million, down from $8.4 million in the first half of 2014. Gross margin was 18.7%, compared to 23.8% in the first half of 2014. Operating income was $3.5 million compared to $6.3 million in the first half of 2014. EBITDA, a non-GAAP measurement, was $7.7 million, compared to $10.5 million in the first half of 2014. Net income was $2.5 million, compared to $4.6 million in the first half of 2014. Net income per basic and diluted share was $0.63 compared to $1.29 in the first half of 2014.

Financial Condition

As of June 30, 2015, Cleantech Solutions held cash and cash equivalents of $16.8 million compared to $7.8 million at December 31, 2014. Accounts receivable were $18.5 million compared to $20.3 million at December 31, 2014. Inventories were $4.6 million compared to $4.2 million at December 31, 2014. Total current assets were $41.2 million as of June 30, 2015. The Company had $3.3 million in short-term bank loans payable at June 30, 2015, compared to $3.1 million at December 31, 2014. Stockholders’ equity was $100.9 million at June 30, 2015. In the first half of 2015, the Company generated $8.7 million in cash flow from operations.

Business Outlook

“Although the Chinese economy is showing some signs of improvement, we expect capital spending by our customers to remain low, particularly in the forged rolled rings and related products business. Following our participation at the 17th International Exhibition on Textile Industry in Shanghai, we received several orders for our new air-fluid, dual-use dyeing machine and garment washing machine which will help offset softer demand for our low-emission air-flow dyeing machines in the second half of the year. We expect our petroleum and chemical equipment segment to make a larger contribution to revenues as we continue to make good progress on fulfilling the orders we have on hand. We are excited by the growth opportunities available in these industries and are also exploring opportunities to expand into other industries,” Mr. Wu concluded.

Conference Call

Cleantech Solutions will conduct a conference call at 9:00 a.m. Eastern Daylight Time on Friday, August 14, 2015 to discuss financial results for the second quarter ended June 30, 2015.

To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: 888-346-8982. International callers should dial 412-902-4272 and ask to join the Cleantech Solutions International call.

If you are unable to participate in the conference call at this time, a replay will be available through August 21, 2015 at 9:00 am EDT. To access the replay, dial (877) 344-7529 or (412) 317-0088 for international callers and enter pin code: 10070624.

Use of Non-GAAP Financial Measures

The Company has included in this press release certain non-GAAP financial measures. The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the performance of the Company and when planning and forecasting future periods. Readers are cautioned not to view non-GAAP financial measures on a stand-alone basis or as a substitute for GAAP measures, or as being comparable to results reported or forecasted by other companies, and should refer to the reconciliation of GAAP measures with non-GAAP measures also included herein.

About Cleantech Solutions International

Cleantech Solutions is a manufacturer of metal components and assemblies, primarily used in clean technology and other industries and dyeing and finishing equipment for the textile industry and forged rolled rings and related products, and a supplier of fabricated products and machining services to a range of clean technology customers, and a supplier of products for the petroleum and chemical industries. The Company's website is www.cleantechsolutionsinternational.com. Any information on the Company's website or any other website is not a part of this press release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein and in the conference call referred to in this press release as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website, including factors described in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-K for the year ended December 31, 2014 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-Q for the quarter ended June 30, 2015. All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

Company Contacts:

Cleantech Solutions International, Inc.

Adam Wasserman, CFO

E-mail: adamw@cleantechsolutionsinternational.com

Web: www.cleantechsolutionsinternational.com

Compass Investor Relations

Elaine Ketchmere, CFA

Email: eketchmere@compass-ir.com

+1-310-528-3031

Web: www.compassinvestorrelations.com

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CLEANTECH SOLUTIONS INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Three Months Ended June 30		For the Six Months Ended June 30
	2015	2014	2015	2014
REVENUES	$15,190,600	$17,528,018	$30,837,065	$35,163,289

COST OF REVENUES	12,497,010	13,443,581	25,071,443	26,805,566

GROSS PROFIT	2,693,590	4,084,437	5,765,622	8,357,723

OPERATING EXPENSES:
Depreciation	167,396	118,410	512,092	228,269
Selling, general and administrative	794,441	904,467	1,668,986	1,765,066
Research and development	28,562	31,248	57,260	58,119

Total Operating Expenses	990,399	1,054,125	2,238,338	2,051,454

INCOME FROM OPERATIONS	1,703,191	3,030,312	3,527,284	6,306,269

OTHER INCOME (EXPENSE):
Interest income	12,684	3,905	18,517	9,145
Interest expense	(56,628)	(60,099)	(113,971)	(117,826)
Grant income	-	199	-	32,086
Foreign currency transaction gain/(loss)	-	1,270	(11)	1,270
Other income	-	33,866	-	33,866

Total Other Income (Expense), net	(43,944)	(20,859)	(95,465)	(41,459)

INCOME BEFORE INCOME TAXES	1,659,247	3,009,453	3,431,819	6,264,810

INCOME TAXES	432,677	791,549	962,815	1,650,548

NET INCOME	$1,226,570	$2,217,904	$2,469,004	$4,614,262

COMPREHENSIVE INCOME:
NET INCOME	$1,226,570	$2,217,904	$2,469,004	$4,614,262

OTHER COMPREHENSIVE INCOME (LOSS):
Unrealized foreign currency translation gain (loss)	329,321	106,313	802,301	(675,475)

COMPREHENSIVE INCOME	$1,555,891	$2,324,217	$3,271,305	$3,938,787

NET INCOME PER COMMON SHARE:
Basic	$0.31	$0.61	$0.63	$1.29
Diluted	$0.31	$0.61	$0.63	$1.29

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	3,939,986	3,632,222	3,937,333	3,568,219
Diluted	3,939,986	3,632,222	3,937,333	3,568,219

CLEANTECH SOLUTIONS INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2015	December 31, 2014
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$16,806,962	$7,835,791
Restricted cash	164,236	488,719
Notes receivable	85,403	114,034
Accounts receivable, net of allowance for doubtful accounts	18,488,553	20,316,037
Inventories, net of reserve for obsolete inventories	4,563,662	4,241,022
Advances to suppliers	567,348	565,581
Deferred tax assets	378,811	375,744
Prepaid expenses and other	143,981	153,260

Total Current Assets	41,198,956	34,090,188

PROPERTY AND EQUIPMENT, net	66,041,728	69,628,597

OTHER ASSETS:
Equipment held for sale	425,988	422,540
Land use rights, net	3,653,853	3,672,420

Total Assets	$111,320,525	$107,813,745

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Short-term bank loans	$3,284,719	$3,095,219
Bank acceptance notes payable	164,236	488,719
Accounts payable	5,255,158	4,322,275
Accrued expenses	496,008	1,059,579
Advances from customers	959,530	495,461
VAT and service taxes payable	237,376	500,569
Income taxes payable	56,990	531,120

Total Current Liabilities	10,454,017	10,492,942

Total Liabilities	10,454,017	10,492,942

Commitments and contingencies

STOCKHOLDERS' EQUITY:
Preferred stock ($0.001 par value; 10,000,000 shares authorized; 0 share issued and outstanding at June 30, 2015 and December 31, 2014)	-	-
Common stock ($0.001 par value; 50,000,000 shares authorized; 3,939,986 and 3,859,986 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively)	3,940	3,860
Additional paid-in capital	33,792,177	33,517,857
Retained earnings	52,258,013	50,039,267
Statutory reserve	3,544,457	3,294,199
Accumulated other comprehensive income - foreign currency translation adjustment	11,267,921	10,465,620

Total Stockholders' Equity	100,866,508	97,320,803

Total Liabilities and Stockholders' Equity	$111,320,525	$107,813,745

CLEANTECH SOLUTIONS INTERNATIONAL, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,469,004	$4,614,262
Adjustments to reconcile net income from operations to net cash provided by operating activities:
Depreciation	4,144,514	4,084,790
Amortization of land use rights	48,352	48,141
Stock-based compensation	274,400	181,108
Decrease in allowance for doubtful accounts	(6,216)	-
Changes in operating assets and liabilities:
Notes receivable	29,446	599,395
Accounts receivable	1,991,705	1,464,659
Inventories	(286,891)	(3,224,025)
Prepaid value-added taxes on purchases	-	374,452
Prepaid and other current assets	10,366	(5,553)
Advances to suppliers	2,838	14,859
Accounts payable	894,079	(283,743)
Accrued expenses	(568,800)	(381,669)
VAT and service taxes payable	(266,229)	38,824
Income taxes payable	(476,587)	(1,154,225)
Advances from customers	458,219	(1,060,826)

NET CASH PROVIDED BY OPERATING ACTIVITIES	8,718,200	5,310,449

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(5,616)	(6,280,015)

NET CASH USED IN INVESTING ACTIVITIES	(5,616)	(6,280,015)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from bank loans	2,944,641	2,280,242
Repayments of bank loans	(2,781,050)	(2,280,242)
Decrease in restricted cash	327,182	325,749
Decrease in bank acceptance notes payable	(327,182)	(325,749)
Net proceeds from sale of common stock	-	1,623,691

NET CASH PROVIDED BY FINANCING ACTIVITIES	163,591	1,623,691

EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	94,996	(2,343)

NET INCREASE IN CASH AND CASH EQUIVALENTS	8,971,171	651,782

CASH AND CASH EQUIVALENTS - beginning of period	7,835,791	1,114,873

CASH AND CASH EQUIVALENTS - end of period	$16,806,962	$1,766,655

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$113,971	$117,826
Income taxes	$1,439,402	$2,804,773

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Property and equipment acquired on credit as payable	$-	$390,060
Common stock issued for future service	$-	$181,107

Reconciliation of Net Income to EBITDA
(Amounts expressed in US$)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014
Net income	$1,226,570	$2,217,904	$2,469,004	$4,614,262
Add: income tax	432,677	791,549	962,815	1,650,548
Add: interest expense	56,628	60,099	113,971	117,826
Add: depreciation and amortization	2,094,273	2,143,492	4,192,866	4,132,931
Adjusted EBITDA	$3,810,148	$5,213,044	$7,738,656	$10,515,567

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